Filed pursuant to Rule 433
Registration No. 333-130684-34

Morgan Stanley Mortgage Loan Trust 2007-10XS
(Issuing Entity)

Mortgage Pass-Through Certificates, Series 2007-10XS

Morgan Stanley Mortgage Capital Inc.
(Seller and Sponsor)

Morgan Stanley Capital I Inc.
 (Depositor)

IMPORTANT NOTICE REGARDING THE CONDITIONS
FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:

http://www.sec.gov/Archives/edgar/data/762153/000091412106000636/0000914121-06-000636.txt

IMPORTANT NOTICE RELATING TO AUTOMATICALLY
GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this material is attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

2

MORGAN STANLEY Securitized Products Group	June 26, 2007

Preliminary Termsheet
$[551,046,000]
Approximate

Morgan Stanley Mortgage Loan Trust 2007-10XS
(Issuing Entity)

Mortgage Pass-Through Certificates, Series 2007-10XS

Morgan Stanley Mortgage Capital Inc.
(Seller and Sponsor)

Morgan Stanley Capital I Inc.
(Depositor)

IMPORTANT NOTICE REGARDING THE CONDITIONS
FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued.  In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.  If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE

This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein.  This is not a research report and was not prepared by the Morgan Stanley research department.  It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel.  This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws.  Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, issuing trust and this offering.  You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.  Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of this e-mail or at the bottom of the e-mail communication to which this material may have been attached are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	June 26, 2007

 $[551,046,000] (Approximate)
 Morgan Stanley Mortgage Loan Trust 2007-10XS
(Issuing Entity)

Mortgage Pass-Through Certificates, Series 2007-10XS

Morgan Stanley Mortgage Capital Inc.
(Seller and Sponsor)

Morgan Stanley Capital I Inc.
(Depositor)

Wells Fargo Bank, National Association
(Master Servicer)

Transaction Highlights

Offered Classes	Description	Balance(3)	Expected Ratings S&P / Moody’s	Avg Life to Call(1) (2)/Mty(2)	Principal Window To Call(1) (2) / Mty(2)	Initial Subordination Level(4)	Benchmark
A-1	Senior / Fixed Rate / Depositable	180,185,000	AAA / Aaa	3.66 / 3.66	1 – 101 / 1 – 110	19.38%	N/A
A-1-W	Senior / Fixed Rate	8,000,000	AAA / Aaa	3.66 / 3.66	1 – 101 / 1 – 110	15.81%	N/A
A-2	Senior / Fixed Rate / Depositable	51,159,000	AAA / Aaa	7.86 / 9.89	61 – 101 / 61 – 231	15.81%	N/A
A-3-W	Senior / Fixed Rate	52,151,000	AAA / Aaa	3.29 / 3.58	1 – 101 / 1 – 231	6.45%	N/A
A-4	Senior / Floating Rate(5) / Depositable	230,006,000	AAA / Aaa	1.97 / 2.10	1 – 101 / 1 – 231	15.81%	1 Mo. LIBOR
A-5	Senior / Notional(6) / Inverse Floating Rate / Depositable	230,006,000(6)	AAA / Aaa	1.97 / 2.10	NA / NA	15.81%	1 Mo. LIBOR
A-6	Senior / Floating Rate(5) / Exchangeable	230,006,000	AAA / Aaa	1.97 / 2.10	1 – 101 / 1 – 231	15.81%	1 Mo. LIBOR
A-7	Senior / Notional(6) / Inverse Floating Rate / Exchangeable	230,006,000(6)	AAA / Aaa	1.97 / 2.10	NA / NA	15.81%	1 Mo. LIBOR
A-8	Senior / Floating Rate(5) / Exchangeable	230,006,000	AAA / Aaa	1.97 / 2.10	NA / NA	15.81%	1 Mo. LIBOR
A-9	Senior / Notional(6) / Floating Rate / Exchangeable	230,006,000(6)	AAA / Aaa	1.97 / 2.10	NA / NA	15.81%	1 Mo. LIBOR
A-10	Senior / Fixed Rate / Exchangeable	180,185,000	AAA / Aaa	3.66 / 3.66	1 – 101 / 1 – 110	19.38%	N/A
A-11	Senior / Notional(6) / Exchangeable	7,507,708(6)	AAA / Aaa	3.66 / 3.66	1 – 101 / 1 – 110	19.38%	N/A
A-12	Senior / Fixed Rate / Exchangeable	180,185,000	AAA / Aaa	3.66 / 3.66	1 – 101 / 1 – 110	19.38%	N/A
A-13	Senior / Notional(6) / Exchangeable	15,015,416(6)	AAA / Aaa	3.66 / 3.66	1 – 101 / 1 – 110	19.38%	N/A
A-14	Senior / Fixed Rate / Exchangeable	51,159,000	AAA / Aaa	7.86 / 9.89	61 – 101 / 61 – 231	15.81%	N/A
A-15	Senior / Notional(6) / Exchangeable	7,507,708(6)	AAA / Aaa	7.86 / 9.89	61 – 101 / 61 – 231	15.81%	N/A
A-16	Senior / Fixed Rate / Exchangeable	51,159,000	AAA / Aaa	7.86 / 9.89	61 – 101 / 61 – 231	15.81%	N/A
A-17	Senior / Notional(6) / Exchangeable	7,507,708(6)	AAA / Aaa	7.86 / 9.89	61 – 101 / 61 – 231	15.81%	N/A
A-18	Senior / Fixed Rate / Exchangeable	169,285,000	AAA / Aaa	3.66 / 3.66	1 – 101 / 1 – 110	19.38%	N/A
A-19	Senior / Fixed Rate / Exchangeable	10,900,000	AAA / Aaa	3.66 / 3.66	1 – 101 / 1 – 110	19.38%	N/A
A-20	Senior / Fixed Rate / Exchangeable	90,092,500	AAA / Aaa	3.66 / 3.66	1 – 101 / 1 – 110	19.38%	N/A
A-21	Senior / Fixed Rate / Exchangeable	90,092,500	AAA / Aaa	3.66 / 3.66	1 – 101 / 1 – 110	19.38%	N/A
A-22	Senior / Fixed Rate / Exchangeable	60,061,667	AAA / Aaa	3.66 / 3.66	1 – 101 / 1 – 110	19.38%	N/A
A-23	Senior / Fixed Rate / Exchangeable	120,123,333	AAA / Aaa	3.66 / 3.66	1 – 101 / 1 – 110	19.38%	N/A
M-1	Subordinate / Floating Rate	8,640,000	AA+ / Aa1	5.57 / 6.04	37 – 101 / 37 – 154	4.90%	1 Mo. LIBOR
M-2	Subordinate / Floating Rate	4,460,000	AA+ / Aa2	5.57 / 5.98	37 – 101 / 37 – 143	4.10%	1 Mo. LIBOR
M-3	Subordinate / Floating Rate	3,623,000	AA / Aa3	5.57 / 5.94	37 – 101 / 37 – 136	3.45%	1 Mo. LIBOR
M-4	Subordinate / Floating Rate	2,230,000	AA / A1	5.57 / 5.89	37 – 101 / 37 – 129	3.05%	1 Mo. LIBOR
M-5	Subordinate / Floating Rate	1,951,000	AA- / A2	5.57 / 5.84	37 – 101 / 37 – 124	2.70%	1 Mo. LIBOR
M-6	Subordinate / Floating Rate	1,951,000	A+ / A3	5.57 / 5.78	37 – 101 / 37 – 119	2.35%	1 Mo. LIBOR
B-1	Subordinate / Floating Rate	1,951,000	A+ / Baa1	5.57 / 5.70	37 – 101 / 37 – 113	2.00%	1 Mo. LIBOR
B-2	Subordinate / Floating Rate	1,952,000	A- / Baa2	5.56 / 5.59	37 – 101 / 37 – 107	1.65%	1 Mo. LIBOR
B-3	Subordinate / Floating Rate	2,787,000	BBB+ / Baa3	5.38 / 5.38	37 – 99 / 37 - 99	1.15%	1 Mo. LIBOR
A-R	Not Offered Hereby
OC
P

Notes:

(1)	Certificates are priced to a 10% Optional Termination or Auction Call.
(2)	Based on 100% of the related prepayment assumption as described herein.
(3)	Bond sizes subject to a variance of plus or minus 20%.
(4)	Subordination Levels are preliminary, subject to final Rating Agency approval and a variance of plus or minus 5%
(5)	The Pass-Through Rates for each Class of Certificates are described herein.
(6)
The Class A-5 Certificates are notional amount certificates, will not have a class principal balance and will not be entitled to receive distributions of principal.  As of any Distribution Date, the notional amount of the Class A-5 Certificates will be equal to the Class Principal Balance of the Class A-4 Certificates immediately prior to that Distribution Date.

(7)
Certain proportions of the classes of depositable certificates may be deposited in exchange for one or more classes of exchangeable certificates, as applicable, as described in this termsheet under Depositable Certificates and Exchangeable Certificates.  Each exchange may be effected only in proportions that result in the principal and interest entitlements of the certificates being received being equal to the principal and interest entitlements of the certificates surrendered.  The maximum initial respective class principal balances or notional amounts, as applicable, of the classes of exchangeable certificates are set forth in the table but are not included in the aggregate class principal balance of the certificates offered by this prospectus supplement.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	June 26, 2007

This information should be read in conjunction with the Free Writing Prospectus dated June 12, 2007 (the “Free Writing Prospectus”)

Issuing Entity:

Morgan Stanley Mortgage Loan Trust 2007-10XS

Depositor:

Morgan Stanley Capital I Inc.  The offered certificates will be issued under the depositor’s registration statement (File No. 333-130684 with the Securities and Exchange Commission).

Sponsor:

Morgan Stanley Mortgage Capital Inc.

Originators:

Morgan Stanley Mortgage Capital Inc., the Sponsor, is expected to be the originator for approximately [76.17%] of the Mortgage Loans.

No other originator is expected to have originated more than 10% of the Mortgage Loans by principal balance.

Servicers:

GMAC Mortgage LLC is expected to be the initial servicer of approximately [88.26%] of the Mortgage Loans.  See Exhibit 2.

No other servicer is expected to be the direct servicer for more than 10% of the Mortgage Loans by principal balance.

Certificate Insurer:

MBIA Insurance Corporation (See Exhibit 3).

Servicing Fee:

The Servicing Fee Rate for the Mortgage Loans is expected to be [0.250]% per annum.

For its compensation the master servicer will receive reinvestment income on amounts on deposit for the period from between the servicer remittance date and the Distribution Date.  From its compensation, the master servicer will pay the fees of the Securities Administrator, the Trustee and any Custodians’ ongoing (safekeeping and loan file release only) fees.

Expense Fee:

The Expense Fee Rate with respect to each Mortgage Loan and any Distribution Date will be the related Servicing Fee Rate and, if applicable, the interest premium charged by the related lenders for mortgage insurance on LPMI Mortgage Loans.

Servicer Remittance Date:

Generally, the 18th of the month in which the Distribution Date occurs.

Auction Administrator/ Master Servicer/ Securities Administrator:

Wells Fargo Bank, National Association

Trustee:

LaSalle Bank National Association

Managers:

Morgan Stanley (solelead manager)

Corridor Contract Counterparty:

Morgan Stanley Capital Services Inc.

Rating Agencies:

The Offered Certificates are expected to be rated by Standard & Poor’s and Moody’s Investors Service, Inc.  The ratings on the Class A-1-W and Class A-3-W Certificates are without regard to the Certificate Guaranty.

Offered Certificates:

The Class A and the Subordinated Certificates.

Non Offered Certificates:

The Class OC, Class P, Class L-IO and Class A-R Certificates.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	June 26, 2007

Senior Certificates:

The Class A and Class A-R Certificates.

Notional Amount Certificates:

The Class A-5, Class A-7, Class A-9, Class A-11, Class A-13, Class A-15 and Class A-17 Certificates.

Class A Certificates:

The Class A-1, Class A-1-W, Class A-2, Class A-3-W, Class A-4 and Class A-5 Certificates and any other Classes of Certificates resulting from the division of the Class A Certificates and having a distribution priority over the Subordinate Certificates.  Portions of certain Classes of the Class A Certificates may be exchanged for other Classes of Class A Certificates to the extent described in the prospectus supplement.

Depositable Certificates:

The Class A-1, Class A-2, Class A-4 and ClassA-5 Certificates.  Certain proportions of the Class A-1, Class A-2, Class A-4 and ClassA-5 Certificates may be deposited in exchange for the Exchangeable Certificates as described herein.

Exchangeable Certificates:

The Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, Class A-21, Class A-22 and Class A-23 Certificates.  Certain proportions of the Class A-1 Certificates may be deposited in exchange for either (i) the Class A-10 and Class A-11 Certificates, (ii) the Class A-12 and Class A-13 Certificates, (iii) the Class A-18 and Class A-19 Certificates, (iv) the Class A-20 and Class A-21 Certificates and/or (v) the Class A-22 and Class A-23 Certificates only in the combinations shown in Annex I.  Certain proportions of the Class A-2 Certificates may be deposited in exchange for either (i) the Class A-14 and Class A-15 Certificates and/or (ii) the Class A-16 and Class A-17 Certificates only in the combinations shown in Annex I.  Certain proportions of the Class A-4 and Class A-5 Certificates may be deposited in exchange for either (i) the Class A-6 and Class A-7 Certificates and/or (ii) the Class A-8 and Class A-9 Certificates only in the combinations shown in Annex I.  Each exchange may be effected only in proportions that the initial Class Principal Balances of such certificates bear to one another as shown in Annex I and result in the principal and interest entitlements of the certificates being received being equal to the principal and interest entitlements of the certificates surrendered. For a description of the procedures and conditions for any exchange, please refer to the prospectus supplement.
The classes of Depositable Certificates and of Exchangeable Certificates that are outstanding at any given time, and the outstanding Class Principal Balances of these classes, will depend upon any related distributions of principal, as well as any exchanges that occur and prior principal distributions.
The characteristics of the classes of Exchangeable Certificates within a permitted combination, in the aggregate, will reflect the characteristics of the related classes (or portions thereof) of Depositable Certificates. Investors should also consider a number of factors that will limit a certificateholder's ability to exchange Depositable certificates for Exchangeable certificates and vice versa:
•           at the time of the proposed exchange, a certificateholder must own certificates of the related classes in the proportions necessary to make the desired exchange;
•           a certificateholder that does not own the certificates may be unable to obtain the necessary Depositable certificates or Exchangeable certificates;
•           the certificateholder of needed certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them;
•           certain certificates may have been purchased or placed into other financial structures and thus be unavailable;
•           principal distributions will decrease the amounts available for exchange over time;
•           only the combinations listed on Annex I are permitted; and
•           you must own the required class or classes of depositable certificates to participate in an exchange and receive the corresponding class or classes of exchangeable certificates, and you must own the required class or classes of exchangeable certificates to participate in an exchange and receive the corresponding class or classes of depositable certificates.

Class M Certificates:

The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates.

Class B Certificates:

The Class B-1, Class B-2 and Class B-3 Certificates.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	June 26, 2007

Subordinate Certificates:

The Class M and Class B Certificates.

Certificates:

The Senior Certificates, Subordinate Certificates, the Class OC Certificates and the Class P Certificates. Such Certificates may also be referred to individually or collectively as the Certificates.

LIBOR Certificates:

The Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9 and the Subordinate Certificates.

Fixed Rate Certificates:

The Class A-1, Class A-1-W, Class A-2, Class A-3-W, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, Class A-21, Class A-22 and Class A-23 Certificates.

Lockout Certificates:

The Class A-2 Certificates will be “lock-out” certificates.  The Lockout Certificates generally will not receive any portion of principal payment until the Distribution Date in July 2012.  Thereafter, the Lockout Certificates will receive an increasing percentage of their pro rata share of principal payable to the Senior Certificates based on a schedule.

Expected Closing Date:

June 29, 2007 through DTC and, upon request only, through Euroclear or Clearstream.

Mortgage Loans:

As of the Cut-off Date, the Mortgage Loans consist of [1,461] fixed rate residential, first-lien mortgage loans.  The aggregate principal balance of the Mortgage Loans as of the Cut-off Date will be approximately [$574,457,043].

Cut-off Date:

June 1, 2007.

Forms and Denomination:

The Offered Certificates will be issued in book-entry form and in minimum dollar denominations of $25,000, with an additional increment of $1,000.

CPR:

“CPR” represents an assumed constant rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans.  See Exhibit 1.

Prepayment Assumption:

CPR starting at approximately 8% CPR in month 1 and increasing to 24% CPR in month 12 (16%/11 increase for each month), and remaining at 24% CPR thereafter.

Record Date:

The Record Date for the LIBOR Certificates and any Distribution Date, will be the business day immediately preceding that Distribution Date, or if the LIBOR Certificates are no longer book-entry certificates, the last business day of the calendar month preceding the month of that Distribution Date. For each other Class of Certificates and any Distribution Date, the Record Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

Accrued Interest:

The LIBOR Certificates, other than the Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A-9 Certificates will settle without accrued interest.  Each other Class of Certificates, including the Class A-4 and Class A-5 Certificates, will settle with accrued interest.

Accrual Period:

With respect to the Class A-4 , Class A-5, Class A-6, Class A-7, Class A-8 and Class A-9 Certificates and each Distribution Date, the interest accrual period will be the period beginning on the 25th day of the prior month and ending on the 24th day of the month (on a 30/360 basis) in which the Distribution Date occurs.

The interest accrual period for the Subordinate Certificates with respect to any Distribution Date will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to the current Distribution Date (on an actual/360 day count basis).

The interest accrual period for each other Class of Certificates and any Distribution Date will be the calendar month immediately prior to the month in which the relevant Distribution Date occurs (on a 30/360 day count basis).

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	June 26, 2007

Delay Days:

0 day delay for LIBOR Certificates, including the Class A-4 , Class A-5, Class A-6, Class A-7, Class A-8 and Class A-9 Certificates, and 24 day delay for all other Classes of Certificates.

Distribution Dates:

The 25th of each month, or if such day is not a business day, on the next business day, beginning in July 2007.

Last Scheduled Distribution Date:

The Distribution Date occurring in [February 2037].

Clean-Up Call:

The terms of the transaction allow for a purchase of the Mortgage Loans resulting in the retirement of the Certificates once the aggregate principal balance of the Mortgage Loans is equal to 10% or less of aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the “Clean-Up Call Date”).  The Master Servicer may assign its right to the Clean-Up Call to another party.

Optional Termination of the Trust Fund by Purchaser or Auction:

Commencing with the first Clean-up Call Date, the Auction Administrator shall solicit bids for the purchase of the Mortgage Loans from at least three institutions that are regular purchasers and/or sellers in the secondary market of residential whole mortgage loans similar to the Mortgage Loans.  If the Auction Administrator receives at least three bids for the Mortgage Loans, any related REO Property and any other property related to the Mortgage Loans remaining in the trust fund (collective, the “Assets”), and one of those bids is at least equal to the Minimum Auction Price, the Auction Administrator shall sell the Assets to the highest bidder (the “Auction Purchaser”) at the price offered by the Auction Purchaser (the “Mortgage Loan Auction Price”).  If the Auction Administrator receives less than three bids, or does not receive any bid that is at least equal to the Minimum Auction Price, the Auction Administrator shall, every six-months following the initial Clean-up Call Date, repeat these auction procedures until the Auction Administrator receives a bid that is at least equal to the Minimum Auction Price, at which time the Auction Administrator shall sell the Assets to the Auction Purchaser at that Mortgage Loan Auction Price; provided, however, that the Auction Administrator shall not be required to repeat these auction procedures on any Distribution Date after any six-month period unless the Auction Administrator reasonably believes that there is a reasonable likelihood of receiving a bid of at least the Minimum Auction Price.

Commencing with the first Distribution Date following the first Clean-up Call Date, if an auction is held but the Auction Administrator does not receive the Minimum Auction Price, then the Master Servicer will have the option, subject to the provisions of the pooling and servicing agreement, to purchase the Mortgage Loans for a price equal to the sum of (a) 100% of the aggregate Stated Principal Balance of the Mortgage Loans, plus accrued interest thereon, (b) the fair market value of any related REO Property, (c) any unreimbursed servicing advances related to the Mortgage Loans and (d) all Reimbursement Amounts due to the Certificate Insurer.

Minimum Auction Price:

For any Distribution Date on which an auction is being held, the sum of (a) 100% of the current aggregate Stated Principal Balance of the Mortgage Loans, plus accrued interest thereon, (b) the fair market value of any related REO Property in the trust fund and all other property related to the Mortgage Loans in the trust fund being purchased, (c) any unreimbursed servicing advances related to the Mortgage Loans, (d) any expenses incurred by the Auction Administrator relating to the Auction process and (e) all Reimbursement Amounts due to the Certificate Insurer.

Substitution Adjustment Amount:

The amount by which the balance of any Mortgage Loan that is repurchased from the trust exceeds the balance of any Mortgage Loan which is then substituted.  The entity substituting for a Mortgage Loan is required to deposit into the trust the Substitution Adjustment Amount.

Liquidated Mortgage Loan:

A “Liquidated Mortgage Loan” is a defaulted Mortgage Loan as to which the related Servicer has determined that all recoverable liquidation and insurance proceeds have been received.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	June 26, 2007

Realized Loss:

“Realized Loss” with respect to any Distribution Date and any Mortgage Loan that became a Liquidated Mortgage Loan during the related Prepayment Period will be the sum of (i) the principal balance of such Mortgage Loan remaining outstanding (after all recoveries of principal have been applied thereto) and the principal portion of Advances made by the related Servicer or the Master Servicer with respect to such Mortgage Loan which have been reimbursed from Liquidation Proceeds, and (ii) the accrued interest on such Mortgage Loan remaining unpaid and the interest portion of Advances made by the related Servicer or the Master Servicer with respect to such Mortgage Loan which have been reimbursed from Liquidation Proceeds. The amounts set forth in clause (i) are the principal portion of Realized Loses and the amounts set forth in clause (ii) are the interest portion of Realized Losses. With respect to any Mortgage Loan that is not a Liquidated Mortgage Loan, the amount of any Debt Service Reduction or Deficient Valuation incurred with respect to such Mortgage Loan as of the related Due Date will be treated as a Realized Loss.

REO Property:

Real estate owned by the issuing entity.

Depositor’s Option to Purchase Breached Mortgage Loans:

The Depositor has the option, but is not obligated, to purchase from the Issuing Entity any Breached Mortgage Loan at the Purchase Price provided that certain conditions are met.

Breached Mortgage Loan:

A Mortgage Loan (a) (i) on which the first payment was not made or (ii) that has been delinquent one or two times in the six months following the Cut-off Date and (b) as to which the Seller obtained a representation or warranty that no condition set forth in (a)(i) or, for same or other period time specified in such representation or warranty (a)(ii), exists.

Purchase Price:

Purchase Price shall be 100% of the unpaid principal balance of such Mortgage Loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed servicing advances made by the Servicers or the Master Servicer related to the Mortgage Loan plus other amounts as specified in the Pooling and Servicing Agreement.

Delinquency:

As calculated using the OTS methodology (see Exhibit 1), as of the Cut-Off Date, [none] of the mortgage loans were more than 30 days delinquent.  The servicer of some of these mortgage loans has changed at least one time since they were originated.

Class Principal Balance:

The “Class Principal Balance” of any Class of Certificates as of any Distribution Date is the initial Class Principal Balance of the Class listed on page 2 of this preliminary termsheet reduced by the sum of (i) all amounts previously distributed to holders of Certificates of the Class as payments of principal (which in the case of the Class A-1-W and Class A-3-W Certificates, includes payments received under the Certificate Guaranty for all purposes other than subrogation rights (as described below)), and (ii) with respect to the Subordinate Certificates, the amount of Realized Losses on the Mortgage Loans allocated to the Class.  The Notional Amount Certificates do not have Class Principal Balances and are not entitled to receive distributions of principal.

Realized Losses on the Mortgage Loans will not be allocated to the Senior Certificates; however, Realized Losses on the Mortgage Loans may ultimately affect the payment of interest and principal on the Senior Certificates, other than the Class A-1-W and Class A-3-W Certificates, which have the benefit of the Certificate Guaranty.

Exclusively for the purpose of determining any subrogation rights of the Certificate Insurer, the “Class Principal Balances” of the Class A-1-W and Class A-3-W Certificates will not be reduced by the amount of any payments made by the Certificate Insurer in respect of principal of such Certificates under the Certificate Guaranty, except to the extent such payment has been reimbursed to the Certificate Insurer.

Due Date:

“Due Date” means, with respect to a Mortgage Loan, the day of the calendar month on which scheduled payments are due on that Mortgage Loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	June 26, 2007

Prepayment Period:

“Prepayment Period” generally means for any Mortgage Loan and any Distribution Date, the calendar month preceding that Distribution Date.

Due Period:

For any Distribution Date, the period beginning on the second day of the calendar month preceding and ending on the first day of the month in which the Distribution Date occurs.

Credit Enhancement:

The Offered Certificates are credit enhanced by:

1)	Net Monthly Excess Cashflow from the Mortgage Loans,
2)
[1.15]% overcollateralization (funded upfront).  On and after the Stepdown Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal [2.30]% of the aggregate principal balance of the Mortgage Loans as of the last day of the applicable Due Period, subject to the Overcollateralization Floor; and

3)	Subordination of distributions on the more subordinate classes of certificates (if applicable) to the required distributions on the more senior classes of certificates.

The amount by which the aggregate stated principal balance of the Mortgage Loans is greater than the aggregate class principal balance of the Certificates (other than the Class OC Certificates) is referred to as “overcollateralization.” On the closing date the aggregate Stated Principal Balance of the Mortgage Loans is expected to exceed the aggregate Class Principal Balance of the Certificates (other than the Class OC Certificates) by approximately [$6,608,646].  In other words, it is expected that there will be approximately [1.15]% overcollateralization as of the Closing Date. In addition, the Mortgage Loans are expected to generate more interest than is needed to pay interest on the Certificates (other than the Class OC Certificates) and related expenses of the trust fund because the weighted average interest rate of the Mortgage Loans is expected to be higher than the weighted average pass-through rate on the Certificates (other than the Class OC Certificates), plus the weighted average expense fee rate and the Guaranty Fee Rate. Net Monthly Excess Cashflow, as described below, will be used to reduce the total Class Principal Balance of the Certificates (other than the Class OC Certificates) creating and/or maintaining overcollateralization at the level of overcollateralization required by the pooling and servicing agreement.

Overcollateralization Floor:

The Overcollateralization Floor, prior to the Distribution Date in July 2027, will be equal to [0.35]% of the aggregate principal balance of the mortgage loans as of the Cut-off Date.  On that date and thereafter, the Overcollateralization Floor will be equal to the greater of: (i) [0.35]% of the aggregate principal balance of the mortgage loans as of the Cut-off Date; and (ii) the sum of (a) [0.10]% of the aggregate principal balance of the mortgage loans as of the Cut-off Date; and (b) the aggregate principal balance, as of the last day of the related Due Period, of all outstanding mortgage loans having original terms to maturity of 40 years.

Corridor Contract:

Beginning on the second Distribution Date, and for a period of [99] months thereafter, an interest rate cap will be entered into by the Issuing Entity for the benefit of the Class A-4 Certificates (the “Class A-4 Interest Rate Cap”).  For its duration, the Class A-4 Interest Rate Cap pays to the Issuing Entity the product of (i) the excess, if any, of the then current 1-month LIBOR rate (not to exceed 9.41% per annum) over 5.66% (on a 30/360 day count basis) and (ii) the notional balance for that Distribution Date (see the Preliminary Interest Rate Cap Schedule attached).  Proceeds from the Class A-4 Interest Rate Cap will be deposited into a reserve fund (the “Class A-4 Reserve Fund”) and then distributed on each Distribution Date to the Class A-4 Certificates to the extent needed to pay Yield Supplement Amounts.  Any remaining amounts will remain in the Class A-4 Reserve Fund to be used to pay Yield Supplement Amounts on the Class A-4 Certificates on future Distribution Dates.  On the Distribution Date immediately following the date on which the Class Principal Balance of the Class A-4 Certificates has been reduced to zero, all amounts remaining in the Class A-4 Reserve Fund will be distributed to the Class OC Certificates.

Certificate Guaranty:

The Certificate Insurer will guarantee that (i) the Class A Interest Distribution Amounts on the Class A-1-W and Class A-3-W Certificates are distributed on each Distribution Date, (ii) at the election of the Certificate Insurer in its sole discretion that each of the Class A-1-W and Class A-3-W Certificates will receive its respective prorata share of the amount, if any, by which the aggregate Class Principal Balance of the Class A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans on any Distribution Date after the aggregate Class Principal Balance of the Subordinate Certificates has been reduced to zero and (iii) the respective Class Principal Balances of the Class A-1-W and Class A-3-W Certificates will be paid in full no later than at the Last Scheduled Distribution Date.  The Certificate Guaranty will not cover any Basis Risk Carryforward Amount or any Unpaid Interest Shortfalls.  The Certificate Guaranty will not cover any Class of Certificates other than the Class A-1-W and Class A-3-W Certificates.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	June 26, 2007

On each Distribution Date, the Certificate Insurer will be entitled to receive a fee (the “Guaranty Fee Rate”) equal to the sum of (i) the product of (x) 1/12th of [0.125]% and (y) the Class Principal Balance of the Class A-1-W Certificates immediately prior to that Distribution Date and (ii) the product of (a) 1/12th of [0.125]% and (b) the Class Principal Balance of the Class A-3-W Certificates immediately prior to that Distribution Date.

On each Distribution Date, to the extent that the Certificate Insurer has made any payments under the Certificate Guaranty, the Certificate Insurer will be entitled to reimbursement of such amounts plus certain costs and expenses due to the Certificate Insurer (“Reimbursement Amounts”), to the extent of funds available.

The Certificate Insurer will be fully subrogated to the rights of each holder of a Class A-1-W or Class A-3-W Certificate to receive principal and interest distributions from the trust fund on those Classes of Certificates to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal or interest on any Class A-1-W or Class A-3-W Certificate under the Certificate Guaranty. To the extent that the Certificate Insurer has paid any amounts with respect to interest and principal, the Certificate Insurer will be subrogated to the Class A-1-W and Class A-3-W Certificates with respect to such amounts.
Unless the Certificate Insurer defaults under its obligations under the Certificate Guaranty, the Certificate Insurer will be entitled to exercise the Voting Rights of the Class A-1-W and Class A-3-W Certificates, without the consent of Certificateholders, and the Class A-1-W and Class A-3-W Certificateholders may exercise such rights only with the prior written consent of the Certificate Insurer.

Yield Supplement Amount

The Yield Supplement Amount for the Class A-4 Certificates and any Distribution Date will be an amount equal to interest on the Class Principal Balance of the Class A-4 Certificates immediately prior to such Distribution Date at a rate equal to the excess, if any, of (i) the lesser of LIBOR and 9.41% over (ii) 5.66% (on a 30/360 day count basis).

Class A Interest Distribution Amount:

The “Class A Interest Distribution Amount” for any class of Senior Certificates and any Distribution Date will be equal to the interest accrued on the related Class Principal Balance for such Distribution Date for such class of Senior Certificates and the Unpaid Interest Amount, if any, for such Distribution Date for such class of Senior Certificates reduced (to an amount not less than zero), in the case of such class, by the allocable share, if any, for that class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the related Servicer or the Master Servicer and any Relief Act Interest Shortfalls.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	June 26, 2007

Principal Remittance Amount:

The “Principal Remittance Amount” for the Certificates and any Distribution Date will be the sum of:
(i)  the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date;
(ii)  the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment as required by the Pooling and Servicing Agreement) during the related Prepayment Period; and
(iii)  the principal portion of all other unscheduled collections, including insurance proceeds, condemnation proceeds, Liquidation Proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans.

Subordinated Interest Distribution Amount:

The “Subordinated Interest Distribution Amount” will be, with respect to any class of Subordinated Certificates and any Distribution Date, interest accrued during the related Interest Accrual Period on the related Class Principal Balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class reduced (to an amount not less than zero), in the case of such class, by the allocable share, if any, for that class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the related Servicer or the Master Servicer and any Relief Act Interest Shortfalls.

Stepdown Date:

The later to occur of:
(x)	The earlier of:
(a)	The Distribution Date occurring in July 2010; and
(b)	The Distribution Date on which the aggregate Class Principal Balance of the Class A Certificates is reduced to zero; and
(y)
The first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans on the last day of the related Due Period but prior to principal distributions to the Certificates on the applicable Distribution Date) is greater than or equal to approximately [12.90%].

Delinquency Trigger Event:

A Delinquency Trigger Event is in effect on any Distribution Date if on that Distribution Date the 60 Day+ Rolling Average equals or exceeds [50.00%] of the prior period’s Senior Enhancement Percentage.  The 60 Day+ Rolling Average will equal the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent.

Cumulative Loss Trigger Event:

A Cumulative Loss Trigger Event is in effect on any Distribution Date if the aggregate amount of Realized Losses on the Mortgage Loans incurred since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages described below with respect to such Distribution Date:

Months 25- 36 [0.20]% for the first month, plus an additional 1/12th of [0.30]% for each month thereafter
Months 37- 48 [0.50]% for the first month, plus an additional 1/12th of [0.35]% for each month thereafter
Months 49- 60 [0.85]% for the first month, plus an additional 1/12th of [0.35]% for each month thereafter
Months 61- 72 [1.20]% for the first month, plus an additional 1/12th of [0.25]% for each month thereafter
Months 73 and thereafter [1.45]%.

Step-up Pass-Through Rates:

The pass-through rate on the Class A Certificates will not increase after the Clean-up Call Date, should the call not be exercised.  The pass-through rates on the other Classes of Certificates will increase after the Clean-up Call Date, should the call not be exercised.  The applicable fixed margin on all the Subordinate Certificates will increase by 1.5x after the Clean-up Call Date.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	June 26, 2007

Class A-1 Pass-Through Rate:

The Class A-1 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) []% and (ii) the Net WAC Cap.

Class A-1-W Pass-Through Rate:

The Class A-1-W Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) []% and (ii) the Net WAC Cap.

Class A-2 Pass-Through Rate:

The Class A-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) []% and (ii) the Net WAC Cap.

Class A-3-W Pass-Through Rate:

The Class A-3-W Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) []% and (ii) the Net WAC Cap.

Class A-4 Pass-Through Rate:

The Class A-4 Certificates will accrue interest at a per annum rate equal to the least of (i) one-month LIBOR plus []%, (ii) the Net WAC Cap and (iii) []%.  On each Distribution Date, beginning on the second Distribution Date and until the Distribution Date on which the amount on deposit in the Class A-4 Reserve Fund is depleted, on which LIBOR exceeds [5.66]%, in addition to the interest distribution amount, the Class A-4 Certificates will be entitled to receive the Yield Supplement Amount.

Class A-5 Pass-Through Rate:

The Class A-5 Certificates will accrue interest at a per annum interest rate equal to the lesser of (i) []% minus one-month LIBOR, subject to a floor of []% and a maximum of []% and (ii) the Net WAC Cap.

Class A-6 Pass-Through Rate:

The pass-through rate for the Class A-6 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the excess, if any, of (i) one-month LIBOR + 0.60000%, subject to a maximum rate of 6.26000% and to a minimum rate of 0.60000% and (ii) the related Net WAC Cap.

Class A-7 Pass-Through Rate:

The pass-through rate for the Class A-7 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the excess, if any, of (i) the lesser of (a) 5.66000% and (b) the related Net WAC Cap over (ii) one-month LIBOR, in each case subject to a maximum rate of 5.66000% and to a minimum rate of 0.00000%.

Class A-8 Pass-Through Rate:

The pass-through rate for the Class A-8 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the excess, if any, of (i) one-month LIBOR + 0.60000%, subject to a maximum rate of 6.26000% and to a minimum rate of 6.00000% and (ii) the related Net WAC Cap.

Class A-9 Pass-Through Rate:

The pass-through rate for the Class A-9 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the excess, if any, of (i) the lesser of (a) 5.66000% and (b) the related Net WAC Cap over (ii) one-month LIBOR, in each case subject to a maximum rate of 0.26000% and to a minimum rate of 0.00000%.

Class A-10 Pass-Through Rate:

The pass-through rate for the Class A-10 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the lesser of (i) 5.75000% and (ii) the related Net WAC Cap.

Class A-11 Pass-Through Rate:

The pass-through rate for the Class A-11 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the lesser of (i) 6.00000% and (ii) the related Net WAC Cap.

Class A-12 Pass-Through Rate:

The pass-through rate for the Class A-12 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the lesser of (i) 5.50000% and (ii) the related Net WAC Cap.

Class A-13 Pass-Through Rate:

The pass-through rate for the Class A-13 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the lesser of (i) 6.00000% and (ii) the related Net WAC Cap.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	June 26, 2007

Class A-14 Pass-Through Rate:

The pass-through rate for the Class A-14 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the lesser of (i) 6.00000% and (ii) the related Net WAC Cap.

Class A-15 Pass-Through Rate:

The pass-through rate for the Class A-15 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the lesser of (i) 6.00000% and (ii) the related Net WAC Cap.

Class A-16 Pass-Through Rate:

The pass-through rate for the Class A-16 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the lesser of (i) 5.75000% and (ii) the related Net WAC Cap.

Class A-17 Pass-Through Rate:

The pass-through rate for the Class A-17 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the lesser of (i) 6.00000% and (ii) the related Net WAC Cap.

Class A-18 Pass-Through Rate:

The pass-through rate for the Class A-18 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the lesser of (i) 6.00000% and (ii) the related Net WAC Cap.

Class A-19 Pass-Through Rate:

The pass-through rate for the Class A-19 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the lesser of (i) 6.00000% and (ii) the related Net WAC Cap.

Class A-20 Pass-Through Rate:

The pass-through rate for the Class A-20 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the lesser of (i) 5.75000% and (ii) the related Net WAC Cap.

Class A-21 Pass-Through Rate:

The pass-through rate for the Class A-21 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the lesser of (i) 6.250000% and (ii) the related Net WAC Cap.

Class A-22 Pass-Through Rate:

The pass-through rate for the Class A-22 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the lesser of (i) 5.50000% and (ii) the related Net WAC Cap.

Class A-23 Pass-Through Rate:

The pass-through rate for the Class A-23 Certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the lesser of (i) 6.250000% and (ii) the related Net WAC Cap.

Class M-1 Pass-Through Rate:

The Class M-1 Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus [] bps ([] bps after the Clean-up Call Date), (ii) the Net WAC Cap and (iii) 11.000%.

Class M-2 Pass-Through Rate:

The Class M-2 Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus [] bps ([] bps after the Clean-up Call Date), (ii) the Net WAC Cap and (iii) 11.000%.

Class M-3 Pass-Through Rate:

The Class M-3 Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus [] bps ([] bps after the Clean-up Call Date), (ii) the Net WAC Cap and (iii) 11.000%.

Class M-4 Pass-Through Rate:

The Class M-4 Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus [] bps ([] bps after the Clean-up Call Date), (ii) the Net WAC Cap and (iii) 11.000%.

Class M-5 Pass-Through Rate:

The Class M-5 Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus [] bps ([] bps after the Clean-up Call Date), (ii) the Net WAC Cap and (iii) 11.000%.

Class M-6 Pass-Through Rate:

The Class M-6 Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus [] bps ([] bps after the Clean-up Call Date), (ii) the Net WAC Cap and (iii) 11.000%.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	June 26, 2007

Class B-1 Pass-Through Rate:

The Class B-1 Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus [] bps ([] bps after the Clean-up Call Date), (ii) the Net WAC Cap and (iii) 11.000%.

Class B-2 Pass-Through Rate:

The Class B-2 Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus [] bps ([] bps after the Clean-up Call Date), (ii) the Net WAC Cap and (iii) 11.000%.

Class B-3 Pass-Through Rate:

The Class B-3 Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus [] bps ([] bps after the Clean-up Call Date), (ii) the Net WAC Cap and (iii) 11.000%.

Net WAC Cap:

For any Distribution Date, the weighted average of the interest rates for each Mortgage Loan (less the applicable Expense Fee Rate, and with respect to the Class A-1-W and Class A-3-W Certificates only, net of the related Guaranty Fee Rate) then in effect at the beginning of the related Due Period, adjusted in the case of the Subordinate Certificates only to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Class A-1, Class A-1-W Class A-2, Class A-3-W, Class A-10, Class A-12, Class A-14, Class A-16, Class A-18, Class A-19, Class A-20, Class A-21, Class A-22 and ClassA-23 Basis Risk Carry Forward Amounts:

As to any Distribution Date, the Basis Risk Carry Forward Amount for each of the, Class A-1, Class A-1-W Class A-2, Class A-3-W, Class A-10, Class A-12, Class A-14, Class A-16, Class A-18, Class A-19, Class A-20, Class A-21, Class A-22 and ClassA-23 Certificates will equal the sum of:

(i)
The excess, if any, of interest that would otherwise be due on such Class at the related Class A Pass-Through Rate (without regard to the Net WAC Cap, over interest due such Certificates at a rate equal to the Net WAC Cap);

(ii)
Any Class A-1, Class A-1-W Class A-2, Class A-3-W, Class A-10, Class A-12, Class A-14, Class A-16, Class A-18, Class A-19, Class A-20, Class A-21, Class A-22 and ClassA-23 Basis Risk Carry Forward Amount remaining unpaid from prior Distribution Dates; and

(iii)	Interest on the amount in clause (ii) at the related Class A Pass-Through Rate (without regard to the Net WAC Cap).

Class A-4 Basis Risk Carry Forward Amount:

As to any Distribution Date, the Basis Risk Carry Forward Amount for the Class A-4 Certificates will equal the sum of:

(i)	The excess, if any, of interest that would otherwise be due on such Class at the related Class A Pass-Through Rate (without regard to the Net WAC Cap, but subject to a maximum rate of []% per annum);

(ii)	Any Class A-4 Basis Risk Carry Forward Amount remaining unpaid from prior Distribution Dates; and

(iii)	Interest on the amount in clause (ii) at the related Class A Pass-Through Rate (without regard to the Net WAC Cap, but subject to a maximum rate of []% per annum).

Any Class A-4 Basis Risk Carry Forward Amounts will be payable to the Class A-4 Certificates in addition to any Yield Supplement Amounts payable to the Class A-4 Certificates.

Class A-5 Basis Risk Carry Forward Amount:

As to any Distribution Date, the Basis Risk Carry Forward Amount for the Class A-5 Certificates will equal the sum of:

(i)	The excess, if any, of interest that would otherwise be due on such Class at the related Class A Pass-Through Rate (without regard to the Net WAC Cap, but subject to a maximum rate of []% per annum);

(ii)	Any Class A-5 Basis Risk Carry Forward Amount remaining unpaid from prior Distribution Dates; and

(iii)	Interest on the amount in clause (ii) at the related Class A Pass-Through Rate (without regard to the Net WAC Cap, but subject to a maximum rate of []% per annum).

Class A-6 Basis Risk Carry Forward Amount:

As to any Distribution Date, the Basis Risk Carry Forward Amount for the Class A-6 Certificates will equal the sum of:

(i)	The excess, if any, of interest that would otherwise be due on such Class at the related Class A Pass-Through Rate (without regard to the Net WAC Cap, but subject to a maximum rate of []% per annum);

(ii)	Any Class A-4 Basis Risk Carry Forward Amount remaining unpaid from prior Distribution Dates; and

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	June 26, 2007

(iii)	Interest on the amount in clause (ii) at the related Class A Pass-Through Rate (without regard to the Net WAC Cap, but subject to a maximum rate of []% per annum).

Class A-7 Basis Risk Carry Forward Amount:

As to any Distribution Date, the Basis Risk Carry Forward Amount for the Class A-7 Certificates will equal the sum of:

(i)	The excess, if any, of interest that would otherwise be due on such Class at the related Class A Pass-Through Rate (without regard to the Net WAC Cap, but subject to a maximum rate of []% per annum);

(ii)	Any Class A-7 Basis Risk Carry Forward Amount remaining unpaid from prior Distribution Dates; and

(iii)	Interest on the amount in clause (ii) at the related Class A Pass-Through Rate (without regard to the Net WAC Cap, but subject to a maximum rate of []% per annum).

Class A-8 Basis Risk Carry Forward Amount:

As to any Distribution Date, the Basis Risk Carry Forward Amount for the Class A-8 Certificates will equal the sum of:

(i)	The excess, if any, of interest that would otherwise be due on such Class at the related Class A Pass-Through Rate (without regard to the Net WAC Cap, but subject to a maximum rate of []% per annum);

(ii)	Any Class A-4 Basis Risk Carry Forward Amount remaining unpaid from prior Distribution Dates; and

(iii)	Interest on the amount in clause (ii) at the related Class A Pass-Through Rate (without regard to the Net WAC Cap, but subject to a maximum rate of []% per annum).

Class A-9 Basis Risk Carry Forward Amount:

As to any Distribution Date, the Basis Risk Carry Forward Amount for the Class A-9 Certificates will equal the sum of:

(i)	The excess, if any, of interest that would otherwise be due on such Class at the related Class A Pass-Through Rate (without regard to the Net WAC Cap, but subject to a maximum rate of []% per annum);

(ii)	Any Class A-9 Basis Risk Carry Forward Amount remaining unpaid from prior Distribution Dates; and

(iii)	Interest on the amount in clause (ii) at the related Class A Pass-Through Rate (without regard to the Net WAC Cap, but subject to a maximum rate of []% per annum).

Class A-10 Basis Risk Carry Forward Amount:

As to any Distribution Date, the Basis Risk Carry Forward Amount for the Class A-10 Certificates will equal the sum of:

(i)	The excess, if any, of interest that would otherwise be due on such Class at the related Class A Pass-Through Rate (without regard to the Net WAC Cap, but subject to a maximum rate of []% per annum);

(ii)	Any Class A-5 Basis Risk Carry Forward Amount remaining unpaid from prior Distribution Dates; and

(iii)	Interest on the amount in clause (ii) at the related Class A Pass-Through Rate (without regard to the Net WAC Cap, but subject to a maximum rate of []% per annum).

Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3, Basis Risk Carry Forward Amounts:

As to any Distribution Date, the Basis Risk Carry Forward Amount for each of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates will equal the sum of:

(i)
The excess, if any, of interest that would otherwise be due on such Class at such Class’ applicable Pass-Through Rate (without regard to the Net WAC Cap, but subject to a maximum rate of 11.000% per annum) over interest due to such Class at a rate equal to the Net WAC Cap;

(ii)	Any Basis Risk Carry Forward Amount for such class remaining unpaid for such Certificate from prior Distribution Dates; and

(iii)	Interest on the amount in clause (ii) at the Class’ applicable Pass-Through Rate (without regard to the Net WAC Cap, but subject to a maximum rate of 11.000% per annum).

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	June 26, 2007

Interest Carry Forward Amount:

“Interest Carry Forward Amount” with respect to any Class of Certificates and any Distribution Date will be equal to the amount, if any, by which the Interest Distribution Amount for that Class of Certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on such Class in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such Class remaining unpaid from the previous Distribution Date, plus interest accrued thereon at the related Pass-Through Rate for the most recently ended Interest Accrual Period.

Interest Distributions on Certificates:

On each Distribution Date and after payments of Expense Fees, if any, and other expenses, interest distributions from the Interest Remittance Amount will be allocated as follows:
(i)	To the Certificate Insurer, the Certificate guarantee premium for such Distribution Date;
(ii)
To the related Accrued Certificate Interest and any unpaid Accrued Certificate Interest from prior Distribution Dates, other than the Class A Basis Risk Carry Forward Amount and Yield Supplement Amount, as applicable to the Class A Certificates pro rata;

(iii)	To the Certificate Insurer to pay any Reimbursement Amounts;
(iv)	To the Class M-1 Certificates, its Accrued Certificate Interest;
(v)	To the Class M-2 Certificates, its Accrued Certificate Interest;
(vi)	To the Class M-3 Certificates, its Accrued Certificate Interest;
(vii)	To the Class M-4 Certificates, its Accrued Certificate Interest;
(viii)	To the Class M-5 Certificates, its Accrued Certificate Interest;
(ix)	To the Class M-6 Certificates, its Accrued Certificate Interest;
(x)	To the Class B-1 Certificates, its Accrued Certificate Interest;
(xi)	To the Class B-2 Certificates, its Accrued Certificate Interest;
(xii)	To the Class B-3 Certificates; its Accrued Certificate Interest; and
(xiii)	Any remaining amounts will be distributed pursuant to the Allocation of Net Monthly Excess Cashflow.

Principal Distributions on the Certificates:

On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:
(i)	To the Certificate Insurer, any Certificate guarantee premium for such Distribution Date remaining unpaid after applications of Interest Distributions;
(ii)
To the Class A Certificates and the Certificate Insurer, allocated among the Class A Certificates and the Certificate Insurer as described below, until the Class Principal Balances of the Class A Certificates and any unpaid Reimbursement Amounts to the Certificate Insurer have been reduced to zero;

(iii)	To the Class M-1 Certificates, until the Class Principal Balance has been reduced to zero;
(iv)	To the Class M-2 Certificates, until the Class Principal Balance has been reduced to zero;
(v)	To the Class M-3 Certificates, until the Class Principal Balance has been reduced to zero;
(vi)	To the Class M-4 Certificates, until the Class Principal Balance has been reduced to zero;
(vii)	To the Class M-5 Certificates, until the Class Principal Balance has been reduced to zero;
(viii)	To the Class M-6 Certificates, until the Class Principal Balance has been reduced to zero;
(ix)	To the Class B-1 Certificates, until the Class Principal Balance has been reduced to zero;
(x)	To the Class B-2 Certificates, until the Class Principal Balance has been reduced to zero;
(xi)	To the Class B-3 Certificates, until the Class Principal Balance has been reduced to zero; and
(xii)	Any remaining amounts will be distributed pursuant to the Allocation of Net Monthly Excess Cashflow.

On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:

(i)	To the Certificate Insurer, any Certificate guarantee premium for such Distribution Date remaining unpaid after application of Interest Distributions;
(ii)
To the Class A Certificates and the Certificate Insurer, the lesser of the remaining Principal Distribution Amount and the Class A Principal Distribution Amount, allocated among the Class A Certificates and the Certificate Insurer as described below, until the Class Principal Balances thereof and any unpaid Reimbursement Amounts to the Certificate Insurer have been reduced to zero;

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	June 26, 2007

(iii)
To the Class M-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-1 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;

(iv)
To the Class M-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-2 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;

(v)
To the Class M-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-3 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;

(vi)
To the Class M-4 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-4 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;

(vii)
To the Class M-5 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-5 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;

(viii)
To the Class M-6 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-6 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;

(ix)
To the Class B-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-1 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;

(x)
To the Class B-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-2 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;

(xi)
To the Class B-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-3 Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero; and

(xii)	Any remaining amounts will be distributed pursuant to the Allocation of Net Monthly Excess Cashflow.

Class A Principal Distribution:

If the Sequential Trigger is not in effect, the Class A Principal Distribution Amount will be distributed concurrently as follows:

1.)	The Remaining Senior Portion for that Distribution Date will be distributed sequentially as follows:
a.	To the Class A-2 Certificates, the Priority Amount, until its Class Principal Balance is reduced to zero;
b.	To the Class A-4 Certificates, in an amount up to $1,000 on EACH Distribution Date, until its Class Principal Balance is reduced to zero;
c.
Concurrently, up to $2,232,000 on EACH Distribution Date to (x) the Class A-1-W Certificates and the Certificate Insurer and (y) the Class A-1 Certificates pro rata ((based on, with respect to clause (x), the Class Principal Balance of the Class A-1-W Certificates, and with respect to clause (y), the Class Principal Balance of the Class A-1 Certificates) as follows:

i.	To the Class A-1 Certificates, until the Class Principal Balance is reduced to zero;
ii.
Sequentially, first, to the Certificate Insurer, until any unpaid Reimbursement Amount with respect to the Class A-1-W Certificates is reduced to zero and second, to the Class A-1-W Certificates, until the Class Principal Balance is reduced to zero.

d.	To the Class A-4 Certificates until its Class Principal Balance is reduced to zero;
e.
Concurrently, to (x) the Class A-1-W Certificates and the Certificate Insurer and (y) the Class A-1 Certificates pro rata ((based on, with respect to clause (x), the Class Principal Balance of the Class A-1-W Certificates, and with respect to clause (y), the Class Principal Balance of the Class A-1 Certificates) as follows:

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	June 26, 2007

i.	To the Class A-1 Certificates, until the Class Principal Balance is reduced to zero;
ii.
Sequentially, first, to the Certificate Insurer until any unpaid Reimbursement Amount with respect to the Class A-1-W Certificates is reduced to zero, and second, to the Class A-1-W Certificates until the Class Principal Balance is reduced to zero.

f.	To the Class A-2 Certificates, without regard to the Priority Amount, until its Class Principal Balance is reduced to zero.
2.)
The Class A-3-W Portion for that Distribution Date will be distributed to the Class A-3-W Certificates and the Certificate Insurer sequentially, first to the Certificate Insurer until any unpaid Reimbursement Amount with respect to the Class A-3-W Certificates is reduced to zero and second, to the Class A-3-W Certificates until its Class Principal Balance is reduced to zero.

If the Sequential Trigger is in effect, the Class A Principal Distribution Amount will be distributed sequentially as follows:

1.)	To the Class A-2 Certificates, the Priority Amount, until its Class Principal Balance is reduced to zero;
2.)	To the Class A-4 Certificates in an amount up to $1,000 on EACH Distribution Date, until its Class Principal Balance is reduced to zero;
3.)
Concurrently, up to $2,232,000 on EACH Distribution Date to (x) the Class A-1-W Certificates and the Certificate Insurer and (y) the Class A-1 Certificates pro rata ((based on, with respect to clause (x), the Class Principal Balance of the Class A-1-W Certificates, and with respect to clause (y), the Class Principal Balance of the Class A-1 Certificates) as follows:

i.	To the Class A-1 Certificates, until its Class Principal Balances is reduced to zero;
ii.
Sequentially, first, to the Certificate Insurer until any unpaid Reimbursement Amount with respect to the Class A-1-W Certificates is reduced to zero and second, to the Class A-1-W Certificates until the Class Principal Balance is reduced to zero.

4.)	To the Class A-4 Certificates until its Class Principal Balance is reduced to zero;
5.)
Concurrently, to (x) the Class A-1-W Certificates and the Certificate Insurer and (y) the Class A-1 Certificates pro rata ((based on, with respect to clause (x), the Class Principal Balance of the Class A-1-W Certificates, and with respect to clause (y), the Class Principal Balance of the Class A-1 Certificates) as follows:

i.	To the Class A-1 Certificates, until the Class Principal Balance is reduced to zero;
ii.
Sequentially to the Certificate Insurer, first, to the Certificate Insurer until any unpaid Reimbursement Amount with respect to the Class A-1-W Certificates is reduced to zero and second, to the Class A-1-W Certificates until the Class Principal Balance is reduced to zero.

6.)	To the Class A-2 Certificates, without regard to the Priority Amount, until its Class Principal Balance is reduced to zero; and
7.)
To the Class A-3-W Certificates and the Certificate Insurer sequentially, first, to the Certificate Insurer until any unpaid Reimbursement Amount with respect to the Class A-3-W Certificates is reduced to zero and second, to the Class A-3-W Certificates until the Class Principal Balance is reduced to zero.

Notwithstanding the above, in the event that the Class Principal Balances of all Subordinate Classes and the Class OC Certificates have been reduced to zero, subject to the following paragraph, principal distributions to the Class A Certificates will be distributed concurrently to the Class A-1, Class A-1-W, Class A-2, Class A-3-W and Class A-4 Certificates, pro rata based upon their respective Class Principal Balances, with the first exception that if any Reimbursement Amounts are owed to the Certificate Insurer, amounts that are otherwise distributable to the Class A-1-W and Class A-3-W  Certificates will be paid first to the Certificate Insurer, to the extent of any unpaid Reimbursement Amounts related to such Class of Certificates, and then to the Class A-1-W and Class A-3-W Certificates, as applicable, and with the second exception that if a Sequential Trigger is in effect, principal distributions to the Class A-1, Class A-1-W, Class A-2, Class A-3-W and Class A-4 Certificates will be allocated sequentially as follows:.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	June 26, 2007

1.)
Concurrently, to the Class A-1, Class A-1-W, Class A-2 and Class A-4 Certificates, pro-rata, based on their respective Class Principal Balances until their Class Principal Balances are reduced to zero; and

2.)	To the Class A-3-W Certificates, until its Class Principal Balance is reduced to zero.

Sequential Trigger:

A Sequential Trigger means (a) with respect to any Distribution Date occurring before July 2009 the circumstances in which the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related prepayment period divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date exceeds [0.20%] and (b) with respect to any Distribution Date occurring in or after July 2009, a Trigger Event.

Senior Enhancement Percentage:

For any Distribution Date, the percentage obtained by dividing (x) the aggregate Class Principal Balance of the Subordinate Certificates (together with any overcollateralization and taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

Class A-3-W Portion:

The Class A-3-W Portion for the Class A-3-W Certificates and any Distribution Date will be equal to the product of (x) a fraction, the numerator of which is the Class Principal Balance of the Class A-3-W Certificates immediately prior to that Distribution Date, and the denominator of which is equal to the aggregate Class Principal Balance of the Class A Certificates immediately prior to that Distribution Date, and (y) the portion of the Principal Distribution Amount payable to all of the Classes of Class A Certificates on that Distribution Date.

Remaining Senior Portion:

The Remaining Senior Portion for the Class A Certificates other than the Class A-3-W Certificates and any Distribution Date will be equal to the excess of (i) the portion of the Principal Distribution Amount payable to all of the Classes of Class A Certificates on that Distribution Date over (ii) the Class A-3-W Portion for that Distribution Date.

Priority Amount:

The Priority Amount for any Distribution Date, the amount equal to the product of (i) the Priority Percentage, (ii) the Shift Percentage and (iii) the Remaining Senior Portion for that Distribution Date

Priority Percentage:

The Priority Percentage for any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Class Principal Balance of the Class A-2 Certificates, and the denominator of which is the aggregate Class Principal Balance of the Class A-1, Class A-1-W, Class A-2 and Class A-4 Certificates, in each case prior to giving effect to any distributions of principal on the Certificates on that Distribution Date.

Shift Percentage:

For each Distribution Date:

Distribution Date (Months)	Shift Percentage
1 to 60	0%
61 to 72	30%
73 to 84	40%
85 to 96	60%
97 to 108	80%
109 and thereafter	100%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	June 26, 2007

Allocation of Net Monthly Excess Cashflow:

For any Distribution Date, any Net Monthly Excess Cashflow shall be distributed as follows:

(i)	to the Class M-1 Certificates, the related Interest Carry Forward Amount;
(ii)	to the Class M-1 Certificates, the allocated Unreimbursed Realized Loss Amount;
(iii)	to the Class M-2 Certificates, the related Interest Carry Forward Amount;
(iv)	to the Class M-2 Certificates, the allocated Unreimbursed Realized Loss Amount;
(v)	to the Class M-3 Certificates, the related Interest Carry Forward Amount;
(vi)	to the Class M-3 Certificates, the allocated Unreimbursed Realized Loss Amount;
(vii)	to the Class M-4 Certificates, the related Interest Carry Forward Amount;
(viii)	to the Class M-4 Certificates, the allocated Unreimbursed Realized Loss Amount;
(ix)	to the Class M-5 Certificates, the related Interest Carry Forward Amount;
(x)	to the Class M-5 Certificates, the allocated Unreimbursed Realized Loss Amount;
(xi)	to the Class M-6 Certificates, the related Interest Carry Forward Amount;
(xii)	to the Class M-6 Certificates, the allocated Unreimbursed Realized Loss Amount;
(xiii)	to the Class B-1 Certificates, the related Interest Carry Forward Amount;
(xiv)	to the Class B-1 Certificates, the allocated Unreimbursed Realized Loss Amount;
(xv)	to the Class B-2 Certificates, the related Interest Carry Forward Amount;
(xvi)	to the Class B-2 Certificates, the allocated Unreimbursed Realized Loss Amount;
(xvii)	to the Class B-3 Certificates, the related Interest Carry Forward Amount;
(xviii)	to the Class B-3 Certificates, the allocated Unreimbursed Realized Loss Amount;
(xix)	concurrently, to the Class A Certificates, pro rata, any Basis Risk Carry Forward Amount for the Class A Certificates;
(xx)	sequentially, to Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in such order, any Basis Risk Carry Forward Amount for such classes;
(xxi)
sequentially, first (i) concurrently, to the Class A Certificates, first, pro rata, based on their respective Class Principal Balances to the extent needed to pay any Unpaid Interest Shortfall Amount for each such Class and then, pro rata, based on any Unpaid Interest Shortfall Amount for each such Class, in an amount up to the amount of any Unpaid Interest Shortfall Amount remaining unpaid for such Classes of Certificates and then (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, in an amount up to the amount of any Unpaid Interest Shortfall Amount for such Classes of Certificates;

(xxii)	all remaining amounts to the holders of the Class OC Certificates.

Unpaid Interest Shortfalls:

For any class of Certificates (other than the Class OC Certificates) and Distribution Date, the sum of interest shortfalls as a result of the Relief Act and Net Prepayment Interest Shortfalls on the Mortgage Loans allocated to such class of certificates on that Distribution Date and such amounts from any prior Distribution Date remaining unpaid.

Unreimbursed Realized Loss Amount:

For any Class of Certificates other than the Class A and Class OC Certificates, the portion of any Realized Losses on the Mortgage Loans previously allocated to that Class remaining unpaid from prior Distribution Dates.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	June 26, 2007

Available Distribution Amount:

The “Available Distribution Amount” for any Distribution Date and the Certificates will equal the sum of the following amounts:
(1) the total amount of all cash received by or on behalf of each Servicer with respect to the Mortgage Loans serviced by it and received by the Master Servicer by such Distribution Date and not previously distributed (including Liquidation Proceeds, condemnation proceeds, Subsequent Recoveries and insurance proceeds other than any insurance proceeds related to the Certificate Guaranty), except:

• all scheduled payments of principal and related interest collected on Mortgage Loans but due on a date after the related Due Date;
• all partial principal prepayments received with respect to the Mortgage Loans after the related Prepayment Period, together with all related interest accrued on such Mortgage Loans;
• all prepayment penalties received in connection with the Mortgage Loans;
• all prepayments in full received with respect to the Mortgage Loans after the related Prepayment Period, together with all related interest accrued on such Mortgage Loans;
• Liquidation Proceeds, condemnation proceeds and insurance proceeds received on such Mortgage Loans after the previous calendar month;
• all amounts reimbursable to a Servicer pursuant to the terms of the related servicing agreement or the Pooling and Servicing Agreement, as applicable, or to the Master Servicer, the Securities Administrator, the Trustee and/or any Custodian pursuant to the terms of the Pooling and Servicing Agreement or any custody agreements, in each case with respect to the Mortgage Loans or otherwise allocable to the Certificates;
• reinvestment income on the balance of funds, if any, in the custodial accounts or distribution account; and
• any fees payable to the Servicers and the Master Servicer, in each case with respect to the Mortgage Loans;
(2) all Monthly Advances on the Mortgage Loans made by each Servicer and/or the Master Servicer for that Distribution Date;
(3) any amounts paid as “Compensating Interest” with respect to the Mortgage Loans in by each Servicer and/or the Master Servicer for that Distribution Date;
(4) the total amount of any cash deposited in the distribution account in connection with the repurchase of any Mortgage Loans by the Seller or Depositor pursuant to the Pooling and Servicing Agreement or the Mortgage Loan Purchase Agreement or the related Originator pursuant to the related Assignment Agreement; and
(5) all Subsequent Recoveries received with respect to the Mortgage Loans during the related Prepayment Period.
Amounts on deposit in the Class A-4 Reserve Fund will be payable to the Class A-4 and Class OC Certificates as described under Corridor Contract above, and will not be part of the Available Distribution Amount.

Interest Remittance Amount:

For any Distribution Date, the portion of the Available Distribution Amount for such Distribution Date attributable to interest received or advanced on the Mortgage Loans.

Accrued Certificate Interest:

For any Distribution Date and each class of Certificates, equals the amount of interest accrued during the related interest accrual period at the related Pass-through Rate, reduced by any prepayment interest shortfalls and shortfalls resulting from the application of the Servicemembers Civil Relief Act or similar state law allocated to such class.

Principal Distribution Amount:

On any Distribution Date, the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

Basic Principal Distribution Amount:

On any Distribution Date, the excess of (i) the Principal Remittance Amount over (ii) the Excess Subordinated Amount, if any.

Net Monthly Excess Cashflow:

For any Distribution Date is the amount of funds available for distribution on such Distribution Date remaining after making the distributions to the Certificates and the Certificate Insurer under “Interest Distributions on the Certificates” and “Principal Distributions on the Certificates” above.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	June 26, 2007

Extra Principal Distribution Amount:

For any Distribution Date, the lesser of (i) the excess of (x) interest collected or advanced with respect to the Mortgage Loans with due dates in the related Due Period (less servicing fees and expenses), over (y) the sum of interest payable on the Certificates on such Distribution Date and (ii) the overcollateralization deficiency amount for such Distribution Date.

Excess Subordinated Amount:

For any Distribution Date, means the excess, if any of (i) the amount of overcollateralization on that Distribution Date over (ii) the required overcollateralization for such Distribution Date.

Overcollateralization Deficiency Amount:

For any Distribution Date will be the amount, if any, by which the required overcollateralization exceeds the overcollateralized amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such Distribution Date has been distributed).

Class A Principal Distribution Amount:

For any Distribution Date, an amount equal to the excess of (x) the aggregate Class Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately [87.10]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans  as of the last day of the related Due Period over the Overcollateralization Floor.

Class M-1 Principal Distribution Amount:

For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Class Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately [90.20]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans  as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans  as of the last day of the related Due Period over the Overcollateralization Floor.

Class M-2 Principal Distribution Amount:

For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Class Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately [91.80]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans  as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans  as of the last day of the related Due Period over the Overcollateralization Floor.

Class M-3 Principal Distribution Amount:

For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Class Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately [93.10]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans  as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans  as of the last day of the related Due Period over the Overcollateralization Floor.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	June 26, 2007

Class M-4 Principal Distribution Amount:

For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date) and (v) the Class Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately [93.90]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans  as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans  as of the last day of the related Due Period over the Overcollateralization Floor.

Class M-5 Principal Distribution Amount:

For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Class Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately [94.60]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans  as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans  as of the last day of the related Due Period over the Overcollateralization Floor.

Class M-6 Principal Distribution Amount:

For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Class Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately [95.30]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans  as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans  as of the last day of the related Due Period over the Overcollateralization Floor.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	June 26, 2007

Class B-1 Principal Distribution Amount:

For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Class Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date) and (viii) the Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately [96.00]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans  as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans  as of the last day of the related Due Period over the Overcollateralization Floor.

Class B-2 Principal Distribution Amount:

For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Class Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Class Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date) and (ix) the Class Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately [96.70]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans  as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	June 26, 2007

Class B-3 Principal Distribution Amount:

For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Class Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Class Principal Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (ix) the Class Principal Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date) and (x) the Class Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately [97.70]% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans  as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor.

Allocation of Losses:

If on any Distribution Date, the aggregate Class Principal Balances of the Certificates (other than the Class OC Certificates) exceeds the aggregate Stated Principal Balance of the Mortgage Loans for that Distribution Date, the Class Principal Balance of the applicable Class M or Class B Certificates will be reduced, in inverse order of seniority (beginning with the Class B-3 Certificates) by an amount equal to that excess, until that Class Principal Balance is reduced to zero.  The Class Principal Balances of the Class A Certificates will not be reduced by this excess.  This reduction of a Class Principal Balance for Realized Losses is referred to as an “Applied Realized Loss Amount.”

In the event Applied Realized Loss Amounts are allocated to any class of Subordinated Certificates, its Class Principal Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk Carry Forward Amounts on the amounts written down on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution.  Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Principal Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a “Subsequent Recovery”), the Class Principal Balance of each Class of  Subordinate Certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Unpaid Realized Loss Amount for the applicable class of Subordinated Certificates for the related Distribution Date).  Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related Distribution Date.

Trust Tax Status:

One or more REMICs.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	June 26, 2007

ERISA Eligibility:

Subject to the considerations in the Prospectus and the Free Writing Prospectus, the Offered Certificates are ERISA eligible and may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan.

Until the balance of the amount on deposit in the Class  A-4 Reserve Fund is equal to zero, no Plan or other person using Plan assets may acquire or hold any interest in a Class A-4 Certificate unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption (“PTE”) 84-14 (for transactions by independent “qualified professional asset managers”), PTE 91-38 (for transactions by bank collective investment funds), PTE 90-1 (for transactions by insurance company pooled separate accounts), PTE 95- 60 (for transactions by insurance company general accounts) or PTE 96-23 (for transactions effected by “in-house asset managers”) or similar exemption under similar law (collectively, the “Investor-Based Exemptions”). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by the Investor-Based Exemptions may not necessarily cover all acts that might be construed as prohibited transactions. Plan fiduciaries should consult their legal counsel concerning these issues. As long as the interest rate swap agreement is in effect, each beneficial owner of an ERISA Eligible Certificate, or any interest in an ERISA Eligible Certificate, shall be deemed to have represented that either (i) it is not a Plan or person using Plan assets or (ii) the acquisition and holding of the Offered Certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

SMMEA Eligibility:

It is anticipated that the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

Registration Statement and Prospectus:

This term sheet does not contain all information that is required to be included in a registration statement, or in a base prospectus and prospectus supplement.
The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Issuing Entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the Depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.
The registration statement referred to above (including the prospectus) is incorporated in this term sheet by reference. and may be accessed by clicking on the following hyperlink: [http://www.sec.gov/Archives/edgar/data/762153/000091412106000636/0000914121-06-000636.txt]

Risk Factors:

PLEASE SEE “RISK FACTORS” IN THE PROSPECTUS INCLUDED IN THE REGISTRATION STATEMENT AND IN THE FREE WRITING PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	June 26, 2007

Static Pool Information:

Information concerning the sponsor’s prior residential mortgage loan securitizations involving fixed- and adjustable-rate mortgage loans secured by first-mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com/institutional/abs_spi/prime.html.  On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization Cut-off Date and delinquency, cumulative loss, and prepayment information as of each Distribution Date by securitization for the past two years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than two years from the date of this term sheet.  Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet.  In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor’s control, such as housing prices and market interest rates.  Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	June 26, 2007

ANNEX I

AVAILABLE EXCHANGES OF DEPOSITABLE CERTIFICATES FOR EXCHANGEABLE CERTIFICATES(1)(2)

Classes of Depositable Certificates		Related Classes of Exchangeable Certificates
Class or Classes of Depositable Certificates	Original Certificate Balance or Notional Amount	Class or Classes of Exchangeable Certificates	Original Certificate Balance or Notional Amount	Pass-Through Rate(3)
Recombination 1
Class A-4	$230,006,000	Class A-6	$230,006,000	Floating
Class A-5	$230,006,000(4)	Class A-7	$230,006,000(4)	Inverse Floating

Recombination 2
Class A-4	$230,006,000	Class A-8	$230,006,000	Floating
Class A-5	$230,006,000(4)	Class A-9	$230,006,000(4)	Inverse Floating

Recombination 3
Class A-1	$180,185,000	Class A-10	$180,185,000	5.75000%
		Class A-11	$7,507,708(4)	6.00000%

Recombination 4
Class A-1	$180,185,000	Class A-12	$180,185,000	5.50000%
		Class A-13	$15,015,416(4)	6.00000%

Recombination 5
Class A-2	$51,159,000	Class A-14	$51,159,000	6.00000%
		Class A-15	$2,131,625(4)	6.00000%

Recombination 6
Class A-2	$51,159,000	Class A-16	$51,159,000	5.75000%
		Class A-17	$4,263,250(4)	6.00000%

Recombination 7
Class A-1	$180,185,000	Class A-18	$172,185,000	6.00000%
		Class A-19	$8,000,000	6.00000%

Recombination 8
Class A-1	$180,185,000	Class A-20	$90,092,500	5.75000%
		Class A-21	$90,092,500	6.25000%

Recombination 9
Class A-1	$180,185,000	Class A-22	$60,061,667	5.50000%
		Class A-23	$120,123,333	6.25000%
______________

(1)
Depositable Certificates and Exchangeable Certificates may be exchanged only in the proportions shown in this Annex III.  In any exchange, the relative proportions of the Depositable Certificates to be delivered (or, if applicable, received) in such exchange will equal the proportions reflected by the outstanding Class Principal Balances or Notional Amounts of the related Depositable Certificates at the time of exchange.

(2)
If, as a result of a proposed exchange, a certificateholder would hold a Depositable Certificate or Exchangeable Certificate of a Class in an amount less than the applicable minimum denomination for that class, the certificateholder will be unable to effect the proposed exchange. See “Description of the Certificates— Book-Entry Certificates; Denominations” in this prospectus supplement.

(3)
The pass-through rate for each Class of Exchangeable Certificates will be subject to the related Net WAC Cap. For a description of the Pass-Through Rates for these Classes of Certificates please see the table on pages [v through viii] of this Prospectus Supplement.

(4)	The Class A-5, Class A-7, Class A-9, Class A-11, Class A-13, Class A-15 and Class A-17 Certificates are interest only Notional Amount Certificates.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	June 26, 2007

EXHIBIT 1

The “Loan-to-Value Ratio” of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or (b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

As set forth in the “FICO Scores” tables above, credit scores have been supplied with respect to the mortgagors. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower’s credit-worthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. The credit score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

“Stated Principal Balance” means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, and (ii) prepayments of principal and liquidation proceeds received with respect to that Mortgage Loan through the last day of the related Prepayment Period.

Under the Office of Thrift Supervision (OTS) Delinquency Calculation Method, a loan is considered delinquent if a monthly payment has not been received by the close of business on the loan's due date in the following month, however, the cut off date for information is the end of the calendar month. Therefore a loan with a due date of Aug. 1, 2002, with no payment received by the close of business on Aug. 31, 2002, would have been reported as current on the September statement to certificateholders. Assuming no payments are made during September, the loan would be reflected as delinquent on the October statement.

The model used in this Preliminary Termsheet with respect to the Mortgage Loans assumes CPR starting at approximately 8% CPR in month 1 and increasing to 24% CPR in month 12 (16%/11 increase for each month), and remaining at 24% CPR thereafter.  No prepayment assumption purports to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. There is no assurance that prepayments of any of the Mortgage Loans will occur at any constant prepayment rate. While it is assumed that each of the Mortgage Loans prepays at the specified percentages of CPR, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans which will be delivered to or on behalf of the Trustee and characteristics of the mortgage loans used in preparing the tables.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	June 26, 2007

EXHIBIT 2
GMAC Mortgage, LLC
General
GMAC Mortgage, LLC is a Delaware limited liability company and a wholly-owned subsidiary of GMAC Residential Holding Company, LLC, which is a wholly owned subsidiary of Residential Capital, LLC ("ResCap"). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, LLC, which is a wholly-owned subsidiary of GMAC LLC ("GMAC").

GMAC Mortgage, LLC and its predecessor entity began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMAC Mortgage, LLC.

GMAC Mortgage, LLC maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044.  Its telephone number is (215) 682 1000.

The diagram below illustrates the ownership structure among the parties affiliated with GMAC Mortgage, LLC.

Servicing Activities

GMAC Mortgage, LLC generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

As of the three months ended March 31, 2007, GMAC Mortgage, LLC acted as primary servicer and owned the corresponding servicing rights on approximately 2,260,870 of residential mortgage loans having an aggregate unpaid principal balance of approximately $280 billion, and GMAC Mortgage, LLC acted as subservicer (and did not own the corresponding servicing rights) on approximately 368,604 loans having an aggregate unpaid principal balance of over $73.5 billion.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	June 26, 2007

The following tables set forth the dollar amount of mortgage loans serviced by GMAC Mortgage, LLC for the periods indicated, and the number of such loans for the same period. GMAC Mortgage, LLC was the servicer of a residential mortgage loan portfolio of approximately $153.6 billion, $13.9 billion, $17.6 billion and $7.0 billion during the year ended December 31, 2003 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively.  GMAC Mortgage, LLC was the servicer of a residential mortgage loan portfolio of approximately $207.0 billion, $31.8 billion, $18.7 billion and $22.4 billion during the three months ended March 31, 2007 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively.  The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

GMAC MORTGAGE, LLC PRIMARY SERVICING PORTFOLIO

($ IN MILLIONS)

	For the Three Months Ended March 31,	For the Year Ended December 31,
	2007	2006	2005	2004	2003
Prime conforming mortgage loans
No. of Loans	1,469,628	1,455,919	1,392,870	1,323,249	1,308,284
Dollar Amount of Loans	$207,037	$203,894	$186,364	$165,521	$153,601
Percentage Change from Prior Year	1.54%	9.41%	12.59%	7.76%	2.11%
Prime non-conforming mortgage loans
No. of Loans……………………	66,981	67,462	69,488	53,119	34,041
Dollar Amount of Loans……….	$31,797	$32,220	$32,385	$23,604	$13,937
Percentage Change from Prior Year	(1.31)%	(0.51)%	37.20%	69.36%	11.12%
Government mortgage loans
No. of Loans…………………….	179,431	181,563	181,679	191,844	191,023
Dollar Amount of Loans……….	$18,692	$18,843	$18,098	$18,328	$17,594
Percentage Change from Prior Year	(0.80)%	4.12%	(1.25)%	4.17%	(16.91)%
Second-lien mortgage loans
No. of Loans……………………	544,830	514,085	392,261	350,334	282,128
Dollar Amount of Loans……….	$22,446	$20,998	$13,034	$10,374	$7,023
Percentage Change from Prior Year	6.90%	61.10%	25.64%	47.71%	5.36%
Total mortgage loans serviced
No. of Loans……………………	2,260,870	2,219,029	2,036,298	1,918,546	1,815,476
Dollar Amount of Loans……….	279,972	$275,955	$249,881	$217,827	$192,155
Percentage Change from Prior Year	1.46%	10.43%	14.72%	13.36%	0.71%

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	June 26, 2007

Billing and Payment Procedures
As servicer, GMAC Mortgage, LLC collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans.  GMAC Mortgage, LLC sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments.  Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand electronic payments made over the internet or via phone.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	June 26, 2007

EXHIBIT 3
MBIA Insurance Corporation

MBIA Insurance Corporation (“MBIA”) is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company (the “Company”).  The Company is not obligated to pay the debts of or claims against MBIA.  MBIA is domiciled in the State of New York and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam.  MBIA, either directly or through subsidiaries, is licensed to do business in the Republic of France, the United Kingdom and the Kingdom of Spain and is subject to regulation under the laws of those jurisdictions.  In February 2007, MBIA incorporated a new subsidiary, MBIA Mexico, S.A. de C.V. (“MBIA Mexico”) through which it intends to write financial guaranty insurance in Mexico beginning in 2007.  To date, MBIA Mexico has had no operating activity.

The principal executive offices of MBIA are located at 113 King Street, Armonk, New York 10504 and the main telephone number at that address is (914) 273-4545.

MBIA does not accept any responsibility for the accuracy or completeness of this Preliminary Termsheet or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Certificate Guaranty and MBIA set forth in this Exhibit 3.  Additionally, MBIA makes no representation regarding the Certificates or the advisability of investing in the Certificates.

Regulation

As a financial guaranty insurance company licensed to do business in the State of New York,  MBIA is subject to the New York Insurance Law which, among other things, prescribes minimum capital requirements and contingency reserves against liabilities for MBIA, limits the classes and concentrations of investments that are made by MBIA and requires the approval of policy rates and forms that are employed by MBIA.  State law also regulates the amount of both the aggregate and individual risks that may be insured by MBIA, the payment of dividends by MBIA, changes in control with respect to MBIA and transactions among MBIA and its affiliates.

The Certificate Guaranty is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

Financial Strength Ratings of MBIA

Moody's Investors Service, Inc. rates the financial strength of MBIA “Aaa.”

Standard & Poor's, a division of The McGraw-Hill Companies, Inc., rates the financial strength of MBIA “AAA.”

Fitch Ratings rates the financial strength of MBIA “AAA.”

Each rating of MBIA should be evaluated independently.  The ratings reflect the respective rating agency's current assessment of the creditworthiness of MBIA and its ability to pay claims on its policies of insurance.  Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

The above ratings are not recommendations to buy, sell or hold the Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies.  Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Certificates. MBIA does not guaranty the market price of the Certificates nor does it guaranty that the ratings on the Certificates will not be revised or withdrawn.

MBIA Financial Information

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	June 26, 2007

The tables below present selected financial information of MBIA determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") as well as accounting principles generally accepted in the United States of America ("GAAP"):

	SAP
In millions	March 31, 2007	December 31, 2006
	(Unaudited)	(Audited)

Admitted Assets	$11,229	$10,952

Liabilities	7,015	6,872

Capital and Surplus	4,214	4,080

	GAAP
In millions	March 31, 2007	December 31, 2006
	(Unaudited)	(Audited)

Assets	$13,700	$13,408

Liabilities	6,443	6,349

Equity	7,257	7,059

For further information concerning MBIA, see the consolidated financial statements of MBIA and its subsidiaries as of December 31, 2006 and December 31, 2005 and for each of the three years in the period ended December 31, 2006, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of the Company for the year ended December 31, 2006 and the consolidated financial statements of MBIA and its subsidiaries as of March 31, 2007 and for three month periods ended March 31, 2007 and March 31, 2006 included in the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2007, which are hereby incorporated by reference into this Preliminary Termsheet and shall be deemed to be a part hereof.

Copies of the statutory financial statements filed by MBIA with the State of New York Insurance Department are available over the Internet at the Company’s web site at http://www.mbia.com and at no cost, upon request to MBIA at its principal executive offices.

Incorporation of Certain Documents by Reference

The following documents filed by the Company with the Securities and Exchange Commission (the “SEC”) is incorporated by reference into this Preliminary Termsheet:

(1)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2006; and
(2)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

Any documents, including any financial statements of MBIA and its subsidiaries that are included therein or attached as exhibits thereto, filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, and prior to the termination of the offering of the Certificates offered hereby shall be deemed to be incorporated by reference in this Preliminary Termsheet and to be a part hereof from the respective dates of filing such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Preliminary Termsheet, shall be deemed to be modified or superseded for purposes of this Preliminary Termsheet to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Preliminary Termsheet.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	June 26, 2007

The Company files annual, quarterly and special reports, information statements and other information with the SEC under File No. 1-9583.  Copies of the Company’s SEC filings (including (1) the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and (2) the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007) are available (i) over the Internet at the SEC’s web site at http://www.sec.gov; (ii) at the SEC’s public reference room in Washington, D.C. ; (iii) over the Internet at the Company’s web site at http://www.mbia.com; and (iv) at no cost, upon request to MBIA at its principal executive offices.

This material was not prepared by the Morgan Stanley research department. Please refer to important information and qualifications at the end of this material.

MORGAN STANLEY Securitized Products Group	June 26, 2007

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